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                                   Exhibit 11

                       Computation of Earnings Per Share
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EXHIBIT 11. COMPUTATION OF EARNINGS PER SHARE
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Computation of Income per Common and Common Equivalent Shares:

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
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                                                                                               Year Ended June 30,
                                                                              ------------------------------------------------------
                                                                                  1998                  1997                 1996
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
Income before extraordinary items                                             $ 67,333,318         $ 55,467,352         $ 66,195,421
Extraordinary items, net of tax benefit                                                  -             (583,312)                   -
                                                                              -------------        -------------        ------------
Net Income                                                                    $ 67,333,318         $ 54,884,040         $ 66,195,421
                                                                              =============        =============        ============

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BASIC EARNINGS PER SHARE:
------------------------

Weighted average number of common shares

  outstanding used in basic earnings per share calculation                      41,101,318           40,354,486           41,061,801
                                                                              =============        =============        ============

Income before extraordinary items                                             $       1.64         $       1.37         $       1.61
Extraordinary items, net of tax benefit                                                 --                 (.01)                  --
                                                                              -------------        -------------        ------------
Net income                                                                    $       1.64         $       1.36         $       1.61
                                                                              =============        =============        ============

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DILUTED EARNINGS PER SHARE:
--------------------------

Weighted average number of common shares
  outstanding used in basic earnings per share calculation                      41,101,318           40,354,486           41,061,801
Add assumed exercise of outstanding stock options
  as adjustments for dilutive securities                                           591,908              665,681              630,576
                                                                              -------------        -------------        ------------
Weighted average number of common shares
  outstanding used in diluted earnings per share calculation                    41,693,226           41,020,167           41,692,377
                                                                              =============        =============        ============

Income before extraordinary items                                             $       1.62         $       1.35         $       1.59
Extraordinary items, net of tax benefit                                                 --                 (.01)                  --
                                                                              -------------        -------------        ------------
Net income                                                                    $       1.62         $       1.34         $       1.59
                                                                              =============        =============        ============

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All per share data restated to reflect the three-for-two stock split effective December 15, 1997.

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